UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2009

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road Highland Park, Illinois	60035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Asset-Based Revolving Credit Facility

On July 2, 2009, Solo Cup Company and its subsidiaries SF Holdings Group, Inc., Solo Cup Operating Corporation (“SCOC”), Solo Manufacturing LLC, P. R. SOLO CUP, INC., Solo Cup Owings Mills Holdings, Lily-Canada Holding Corporation, Solo Cup (UK) Limited, Insulpak Holdings Limited and Solo Cup Europe Limited entered into a loan agreement, dated as of July 2, 2009 (the “Loan Agreement”), with Bank of America, N.A., as administrative agent, co-collateral agent and lender; General Electric Capital Corporation, as co-collateral agent and lender; and Wells Fargo Foothill, LLC and Goldman Sachs Lending Partners LLC, as lenders, providing for revolving credit financing (the “ABL Facility”) of up to $200.0 million, including a $40.0 million sub-limit for letters of credit, with a maturity of four years. The description of the Loan Agreement contained in this report is qualified in its entirety by reference to the complete text of the Loan Agreement, a copy of which is filed as Exhibit 10.37 to this report and incorporated herein by reference.

Solo Cup Company and its subsidiaries that are party to the Loan Agreement are borrowers and/or guarantors under the ABL Facility. The initial borrowers under the ABL Facility were Solo Cup Company and SCOC. With respect to amounts borrowed under the ABL Facility from time to time after the closing date, SCOC will be the borrower and any one or more of Solo Cup Company’s other domestic subsidiaries may be approved as additional borrowers from time to time by the administrative agent under the Loan Agreement. Subject to specified exceptions, newly-created or acquired direct and indirect domestic subsidiaries of Solo Cup Company will be required to become guarantors under the Loan Agreement. The term domestic subsidiaries, as used in this report, includes, in addition to U.S. subsidiaries, non-U.S. subsidiaries (including Solo Cup Company’s current subsidiaries located in the United Kingdom) other than controlled foreign corporations (as such term is defined under the Internal Revenue Code of 1986, as amended) and subsidiaries of controlled foreign corporations.

The borrowers’ ability to borrow under the ABL Facility is limited to a borrowing base equal to 85% of eligible accounts receivable plus the lower of (1) 65% of eligible inventory and (2) 85% of the net orderly liquidation value of eligible inventory minus availability reserves, and is subject to other conditions, limitations and reserve requirements.

The borrowers are jointly and severally liable for all obligations under the ABL Facility and under certain hedging arrangements and bank product and cash management services provided by the ABL Facility lenders or their affiliates to Solo Cup Company and its subsidiaries, and such obligations will be guaranteed by the direct and indirect domestic subsidiaries of Solo Cup Company that are not borrowers, subject to specified exceptions. These obligations will be secured by

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senior liens on the following assets of the ABL Facility borrowers and guarantors, referred to as ABL Collateral: their accounts receivable, specified payment intangibles, inventory, deposit accounts, commodity accounts, securities accounts, lock-boxes, instruments, chattel paper, cash and cash equivalents, general intangibles related to any of the foregoing and proceeds and products of the foregoing and certain assets related thereto, subject to specified exceptions; and

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junior liens on the following assets of the ABL Facility borrowers and guarantors, referred to as Notes Collateral, which are subject to senior liens in favor of holders of the 10.5% Senior Secured Notes due 2013 of Solo Cup Company and SCOC: substantially all of their tangible and intangible assets, other than ABL Collateral and specified excluded assets.

Under the Loan Agreement, the borrowers have the right to increase the aggregate principal amount of the commitments from time to time, in an aggregate amount not to exceed $100.0 million, without the consent of any lender (other than the lenders participating in such increase), so long as any such increase is at least $25.0 million, subject to borrowing base limitations and other specified terms and conditions.

Interest accrues on outstanding borrowings under the ABL Facility at a rate of either LIBOR (as defined in the Loan Agreement) plus a margin of 4% per annum or a specified base rate plus a margin of 3% per annum, at the option of the borrowers. These interest rate margins are subject to adjustment after July 2, 2010 based on borrowing base availability. Letters of credit issued and outstanding under the ABL Facility accrue fees at a per annum rate equal to the LIBOR interest rate margin described above plus a 0.125% per annum fronting fee to the issuing bank on the face amount thereof, in addition to the issuing bank’s customary fees and charges in connection with the issuance, amendment, negotiation, payment, processing, transfer and administration of such letters of credit. An unused line fee of 0.75% per annum accrues on an amount equal to (1) the aggregate lending commitments under the ABL Facility less (2) the average daily amount of the outstanding borrowings plus the face amount of any outstanding letters of credit under the ABL Facility.

The Loan Agreement contains a springing covenant (activated during any period in which excess borrowing availability drops below a specified threshold) to maintain a minimum fixed charge coverage ratio, defined as the ratio of (1) EBITDA (as defined in the Loan Agreement), minus capital expenditures and taxes paid in cash, to (2) cash interest expense net of interest income, plus scheduled principal payments of debt made in cash plus cash dividends and other cash distributions. In addition, the Loan Agreement contains customary affirmative and negative covenants, including covenants that restrict the ability of each borrower, each guarantor and each subsidiary of the foregoing to, among other things:

•	incur, assume, guarantee or suffer to exist additional indebtedness or liens;

•	make investments or loans or acquire any person or entity;

•	enter into transactions with affiliates;

•	enter into certain restrictive agreements;

•	engage in mergers, acquisitions, consolidations and asset sales;

•	prepay, redeem, purchase, defease or otherwise satisfy specified types of indebtedness;

•	modify the terms of other indebtedness; and

•	declare, pay or make distributions or dividends.

These covenants are subject to a number of important limitations and exceptions.

The Loan Agreement contains customary events of default, including, but not limited to, cross defaults to specified other debt of Solo Cup Company and its subsidiaries and specified change of control events. If an event of default occurs and is continuing under the Loan Agreement, the lenders may, among other things, terminate their commitments and require immediate repayment of all amounts owed by the borrowers and the guarantors under the ABL Facility.

Senior Secured Notes

On July 2, 2009, Solo Cup Company and SCOC, referred to as the issuers, issued $300 million aggregate principal amount of 10.5% Senior Secured Notes due 2013, referred to as the notes. The notes were issued pursuant to an indenture, dated as of July 2, 2009 (the “Indenture”), among the issuers; Solo Cup Company’s subsidiaries SF Holdings Group, Inc., Solo Manufacturing LLC, P. R. SOLO CUP, INC., Solo Cup Owings Mills Holdings, Lily-Canada Holding Corporation, Solo Cup (UK) Limited, Insulpak Holdings Limited and Solo Cup Europe Limited, referred to as the guarantors; and U.S. Bank National Association, as trustee. The description of the indenture contained in this report is qualified in its entirety by reference to the complete text of the indenture, a copy of which is filed as Exhibit 4.6 to this report and incorporated herein by reference.

The notes mature on November 1, 2013. The notes bear interest at a rate of 10.5% per annum. Interest on the notes is computed on the basis of a 360-day year composed of twelve 30-day months and is payable semi-annually on May 1 and November 1 of each year, beginning on November 1, 2009.

The obligations under the notes are fully and unconditionally guaranteed, jointly and severally, by Solo Cup Company’s subsidiaries SF Holdings Group, Inc., Solo Manufacturing LLC, P. R. SOLO CUP, INC., Solo Cup Owings Mills Holdings, Lily-Canada Holding Corporation, Solo Cup (UK) Limited, Insulpak Holdings Limited and Solo Cup Europe Limited and will be so guaranteed by any future domestic subsidiaries of Solo Cup Company, subject to certain exceptions.

The notes and the guarantors’ guarantees of the notes are secured by senior liens on the issuers’ and the guarantors’ Notes Collateral and by junior liens on the issuers’ and the guarantors’ ABL Collateral.

On or after May 1, 2011, the issuers may redeem all or a part of the notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest and special interest, if any, to the applicable redemption date. In addition, at any time prior to May 1, 2011, the issuers may, on one or more than one occasions, redeem some or all of the notes at any time at a redemption price equal to 100% of the principal amount of the notes redeemed, plus a “make-whole” premium as of, and accrued and unpaid interest and special interest, if any, to, the applicable redemption date. At any time prior to May 1, 2011, the issuers may also redeem up to 35% of the aggregate principal amount of notes, using the proceeds of certain qualified equity offerings, at a redemption price of 110.500% of the principal amount thereof and may, not more than once in any 12-month period, redeem up to 10% of the original aggregate principal amount of the notes at a redemption price of 103%, in each case, plus accrued and unpaid interest and special interest, if any, to the applicable redemption date.

If Solo Cup Company experiences specified change of control events, the issuers must offer to repurchase the notes at a repurchase price equal to 101% of the principal amount of the notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date.

If Solo Cup Company or its subsidiaries sell assets under specified circumstances, the issuers must offer to repurchase the notes at a repurchase price equal to 100% of the principal amount of the notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date.

The Indenture contains covenants that, among other things, restrict the ability of Solo Cup Company and its restricted subsidiaries to:

•	incur additional indebtedness or issue disqualified stock or preferred stock;

•	create liens;

•	pay dividends, make investments or make other restricted payments;

•	sell assets;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of Solo Cup Company’s or their assets;

•	enter into transactions with affiliates; and

•	designate subsidiaries as unrestricted.

These covenants are subject to a number of important limitations and exceptions.

The Indenture provides for customary events of default, including, but not limited to, cross defaults to specified other debt of Solo Cup Company and its subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the trustee or holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately, provided that, if any debt is outstanding under the ABL Facility, such acceleration of the notes will not be effective until the earlier of the acceleration of debt under the ABL Facility or five business days after receipt by the issuers and the administrative agent under the Loan Agreement of notice of such acceleration.

The notes and the related guarantees have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the notes or the related guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

In connection with the issuance of the notes, the issuers and the guarantors entered into a registration rights agreement, dated July 2, 2009, with the initial purchasers of the notes. The description of the registration rights agreement contained in this report is qualified in its entirety by reference to the complete text of the registration rights agreement, a copy of which is filed as Exhibit 4.7 to this report and incorporated herein by reference. Under the terms of the registration rights agreement, the issuers and the guarantors are required to file an exchange offer registration statement within 180 days following the issuance of the notes enabling holders to exchange the notes for registered notes with terms substantially identical to the terms of the notes; to use commercially reasonable efforts to have the exchange offer registration statement declared effective by the Securities and Exchange Commission (the “SEC”) on or prior to 270 days after the closing of the note offering, referred to herein as the registration deadline; and, unless the exchange offer would not be permitted by applicable law or SEC policy, to complete the exchange offer within 30 business days after the registration deadline. Under specified circumstances, including if the exchange offer would not be permitted by applicable law or SEC policy, the registration rights agreement would require that the issuers and the guarantors file a shelf registration statement for the resale of the notes. If the issuers and the guarantors default on their registration obligations under the registration rights agreement, additional interest (referred to as special interest), up to a maximum amount of 1.0% per annum, will be payable on the notes until all such registration defaults are cured.

Collateral and Security Documents

On July 2, 2009, the issuers and the guarantors entered into various collateral and security documents, including security agreements relating to certain U.S. collateral and debentures relating to collateral located in the United Kingdom, granting security interests in the ABL Collateral and the Notes Collateral to Bank of America, N.A., as administrative agent, for the benefit of the secured parties under the ABL Facility, and to U.S. Bank National Association, as collateral trustee for the benefit of, among others, holders of the notes. Copies of the Security Agreement and the ABL Debenture between the issuers and/or various guarantors and

Bank of America, N.A., as administrative agent, are filed as Exhibits 10.38 and 10.39, respectively, to this report and incorporated herein by reference. Copies of the Security Agreement and the Notes Debenture between the issuers and/or various guarantors and U.S. Bank National Association, as collateral trustee, are filed as Exhibits 4.8 and 4.9, respectively, to this report and incorporated herein by reference. Solo Cup Company and the guarantors entered into a collateral trust agreement, dated as of July 2, 2009, with U.S. Bank National Association, as trustee under the Indenture and as collateral trustee, which sets forth the terms on which the collateral trustee receives, holds, administers, maintains, enforces and distributes the proceeds of all of its liens on the ABL Collateral and the Notes Collateral for the benefit of all present and future holders of Priority Lien Obligations (as defined in the Indenture and including obligations under the notes) and all future holders of Subordinated Lien Obligations (as defined in the Indenture). A copy of the collateral trust agreement is filed as Exhibit 4.10 to this report and incorporated herein by reference. On July 2, 2009, the issuers, the guarantors, U.S. Bank National Association, as collateral trustee, and Bank of America, N.A., as administrative agent, entered into a lien subordination and intercreditor agreement, referred to as the intercreditor agreement, that governs the relationship among the Priority Lien Secured Parties (as defined in the intercreditor agreement), including the holders of the notes, the Subordinated Lien Secured Parties (as defined in the intercreditor agreement) and the ABL Secured Parties (as defined in the intercreditor agreement), including the lenders under the ABL Facility, with respect to, among other things, the ABL Collateral and the Notes Collateral. A copy of the intercreditor agreement is filed as Exhibit 4.11 to this report and incorporated herein by reference. The foregoing description of the Security Agreements, the ABL Debenture, the Notes Debenture, the collateral trust agreement and the intercreditor agreement is qualified in its entirety by reference to the complete text of such documents.

* * * * *

On July 2, 2009, Solo Cup Company used the approximately $293.8 million of gross proceeds from the issuance of the notes, together with borrowings under the ABL Facility of approximately $28.3 million, to repay all amounts outstanding under the Credit Agreement, dated as of February 27, 2004, as amended, among Solo Cup Company, Solo Cup Investment Corporation, Bank of America, N.A., as Administrative Agent and Swing Line Lender and as an L/C Issuer, Banc of America Securities LLC and Citigroup Global Markets, Inc., as Joint Lead Arrangers and Joint Book Running Managers, Citicorp North America, Inc., as Syndication Agent, Harris Trust and Savings Bank, as Documentation Agent and as an L/C Issuer, and various lending parties named therein (the “First Lien Credit Agreement”), and to pay fees, expenses and other costs relating to the ABL Facility and the issuance of the notes. The First Lien Credit Agreement was terminated in connection with the repayment of all amounts outstanding thereunder.

* * * * *

Certain of the initial purchasers of the notes and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Solo Cup Company and its subsidiaries, for which they have received or will receive customary fees and expenses. In particular, certain of the initial purchasers acted as agents and lenders under the First Lien Credit Agreement, obligations under which were repaid with proceeds from the issuance of the notes and initial borrowings under the ABL Facility. Affiliates of the initial purchasers of the notes are lenders under the ABL Facility, and affiliates of certain of the initial purchasers are acting as agents under the ABL Facility, for which services they have received and will receive customary fees and expenses. U.S. Bank National Association serves as trustee under the indenture governing Solo Cup Company’s 8-1/2% Senior Subordinated Notes due 2014.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 8.01	Other Events.

On July 2, 2009, Solo Cup Company issued a press release, a copy of which is filed as Exhibit 99.1 to this report and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.6	Indenture, dated as of July 2, 2009, among Solo Cup Company, Solo Cup Operating Corporation, the guarantors listed on the signature pages thereto and U.S. Bank National Association, as trustee.

4.7	Registration Rights Agreement, dated as of July 2, 2009, among Solo Cup Company, Solo Cup Operating Corporation, the guarantors listed on the signature pages thereto and the initial purchasers of Solo Cup Company’s and Solo Cup Operating Corporation’s 10.5% Senior Secured Notes due 2013.

4.8	Security Agreement dated as of July 2, 2009 by and among Solo Cup Company, Solo Cup Operating Corporation, the other subsidiaries of Solo Cup Company listed on the signature pages thereof and U.S. Bank National Association, as collateral trustee.

4.9	Notes Debenture dated July 2, 2009 between U.S. Bank National Association, as collateral trustee, and Solo Cup (UK) Limited, Insulpak Holdings Limited and Solo Cup Europe Limited.

4.10	Collateral Trust Agreement, dated as of July 2, 2009, by and among Solo Cup Company, Solo Cup Operating Corporation, the guarantors from time to time party thereto, U.S. Bank National Association, as trustee, the other secured debt representatives from time to time party thereto, and U.S. Bank National Association, as collateral trustee.

4.11	Lien Subordination and Intercreditor Agreement, dated as of July 2, 2009, among Bank of America, N.A., as agent for the ABL Secured Parties referred to therein, U.S. Bank National Association, as collateral trustee for the Priority Lien Secured Parties and the Subordinated Lien Secured Parties referred to therein, Solo Cup Company, Solo Cup Operating Corporation and the subsidiaries of Solo Cup Company named therein.

10.37	Loan Agreement, dated as of July 2, 2009, among Solo Cup Company, Solo Cup Operating Corporation, certain subsidiaries of Solo Cup Company from time to time party thereto as guarantors, the financial institutions from time to time party thereto as lenders, Bank of America, N.A., as a co-collateral agent and as administrative agent for the lenders, and General Electric Capital Corporation, as a co-collateral agent for the lenders.

10.38	Security Agreement dated July 2, 2009 made by Solo Cup Company, Solo Cup Operating Corporation and the other subsidiaries of Solo Cup Company listed on the signature pages thereof to Bank of America, N.A., as administrative agent.

10.39	ABL Debenture dated July 2, 2009 between Bank of America, N.A., as agent, and Solo Cup (UK) Limited, Insulpak Holdings Limited and Solo Cup Europe Limited.

99.1	Press release issued by Solo Cup Company, dated July 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/s/ Robert D. Koney, Jr.
Robert D. Koney, Jr.
Chief Financial Officer

Date: July 9, 2009

EXHIBIT INDEX

4.6	Indenture, dated as of July 2, 2009, among Solo Cup Company, Solo Cup Operating Corporation, the guarantors listed on the signature pages thereto and U.S. Bank National Association, as trustee.

4.7	Registration Rights Agreement, dated as of July 2, 2009, among Solo Cup Company, Solo Cup Operating Corporation, the guarantors listed on the signature pages thereto and the initial purchasers of Solo Cup Company’s and Solo Cup Operating Corporation’s 10.5% Senior Secured Notes due 2013.

4.8	Security Agreement dated as of July 2, 2009 by and among Solo Cup Company, Solo Cup Operating Corporation, the other subsidiaries of Solo Cup Company listed on the signature pages thereof and U.S. Bank National Association, as collateral trustee.

4.9	Notes Debenture dated July 2, 2009 between U.S. Bank National Association, as collateral trustee, and Solo Cup (UK) Limited, Insulpak Holdings Limited and Solo Cup Europe Limited.

4.10	Collateral Trust Agreement, dated as of July 2, 2009, by and among Solo Cup Company, Solo Cup Operating Corporation, the guarantors from time to time party thereto, U.S. Bank National Association, as trustee, the other secured debt representatives from time to time party thereto, and U.S. Bank National Association, as collateral trustee.

4.11	Lien Subordination and Intercreditor Agreement, dated as of July 2, 2009, among Bank of America, N.A., as agent for the ABL Secured Parties referred to therein, U.S. Bank National Association, as collateral trustee for the Priority Lien Secured Parties and the Subordinated Lien Secured Parties referred to therein, Solo Cup Company, Solo Cup Operating Corporation and the subsidiaries of Solo Cup Company named therein.

10.37	Loan Agreement, dated as of July 2, 2009, among Solo Cup Company, Solo Cup Operating Corporation, certain subsidiaries of Solo Cup Company from time to time party thereto as guarantors, the financial institutions from time to time party thereto as lenders, Bank of America, N.A., as a co-collateral agent and as administrative agent for the lenders, and General Electric Capital Corporation, as a co-collateral agent for the lenders.

10.38	Security Agreement dated July 2, 2009 made by Solo Cup Company, Solo Cup Operating Corporation and the other subsidiaries of Solo Cup Company listed on the signature pages thereof to Bank of America, N.A., as administrative agent.

10.39	ABL Debenture dated July 2, 2009 between Bank of America, N.A., as agent, and Solo Cup (UK) Limited, Insulpak Holdings Limited and Solo Cup Europe Limited.

99.1	Press release issued by Solo Cup Company, dated July 2, 2009.